Exhibit 99.1

KINGSWAY REPORTS SECOND QUARTER 2021 RESULTS

Itasca, Illinois (August 5, 2021) - (NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) today announced its operating results for the three and six months ended June 30, 2021, which includes the following highlights:

●	Net loss improved to ($0.3) million for the three months ended June 30, 2021, from a net loss of ($1.4) million for the same period in 2020
●	Non-GAAP adjusted income grew to $1 million for the three months ended June 30, 2021, compared to a non-GAAP adjusted loss of ($0.5) million for the same period in 2020
●	Extended Warranty segment operating income increased to $2.6 million for the three months ended June 30, 2021 compared to $1.3 million for the same period in 2020,
●	Extended Warranty segment non-GAAP adjusted EBITDA improved to $2.7 million for the three months ended June 30, 2021, from $1.4 million for the same period in 2020

Refer to “Second Quarter Cash Flows” below for an explanation regarding a one-time, $11.7 million current quarter cash outflow to operating cash flows. Refer to “Leased Real Estate” below for further explanation regarding a $2.9 million non-cash, non-recurring increase in other (expense) income and tax benefit.

Non-GAAP Adjusted Income Loss

For the three months ended June 30, 2021, non-GAAP adjusted income (loss) improved to income of $1 million in 2021, from a loss of ($0.5) million in 2020. Included in 2021 are three months of PWI results following its acquisition effective December 1, 2020.

Reconciliations of net (loss) income to non-GAAP adjusted income (loss) are presented in the attached schedules.

Second Quarter Cash Flows

The Company reported year-to-date net cash used in operating activities of ($11.5) million, compared to net cash used in operating activities of ($1) million for the prior period. A majority of the increase in net cash used in operating activities is related to the monetization of future rental proceeds from the Company’s Leased Real Estate segment.

During the second quarter of 2021, the Company borrowed $15.0 million, at an interest rate of 3.2%, against future rental proceeds that were not being used to service the existing mortgage. As a result of this borrowing, the Company paid $11.7 million in management and guarantee fees as per the settlement of CMC litigation, of which $10.6 million is shown as an operating cash outflow in the statement of cash flows. Had the Company not executed the borrowing, this amount would not have been due or paid. See Note 27, “Commitments and Contingent Liabilities”, to our 2020 Annual Report on Form 10-K, for further information on the settlement.

As a result of this monetization, the Company retained $2.7 million, which it believes it can deploy and earn a return in excess of the stated interest rate on the borrowed funds.

Extended Warranty

The Extended Warranty service fee and commission revenue increased 80.8% (or $8.4 million) to $18.8 million for the three months ended June 30, 2021 compared with $10.4 million for the three months ended June 30, 2020. The increase is primarily due to the inclusion of PWI for the three months ended June 30, 2021 following its acquisition effective December 1, 2020. PWI service fee and commission revenue was $7.4 million for the three ended June 30, 2021.

The Extended Warranty operating income improved to $2.6 million for the three months ended June 30, 2021 compared with $1.3 million for the three months ended June 30, 2020. The increase in operating income is primarily due to the following:

•	$0.8 million due to the inclusion of PWI in 2021 following its acquisition effective December 1, 2020;
•

A $0.2 million increase at IWS to $0.6 million for the three months ended June 30, 2021, due to a decrease in claims authorized on vehicle service agreements and lower general and administrative expenses that was partially offset by a slight decrease in revenue;

•

A $0.2 million increase at Trinity to $0.3 million for the three months ended June 30, 2021, driven by increased revenues in its equipment breakdown and maintenance support services, as well as an increase in revenue and gross profit on the extended warranty services product, partially offset by a related increase in cost of services sold compared to the same period in 2020;

•	A $0.3 million increase at PWSC to $0.5 million for the three months ended June 30, 2021, due to an increase in revenue and lower general and administrative expenses; and
•

A $0.2 million decrease at Geminus to $0.4 million for the three months ended June 30, 2021 due to a decrease in revenue that was partially offset by lower general and administrative expenses compared with the three months ended June 30, 2020.

Extended Warranty Non-GAAP adjusted EBITDA improved to $2.7 million for the three months ended June 30, 2021, compared with $1.5 million for the same period in 2020, primarily due to the increase in Extended Warranty operating income as explained above.

Reconciliations of Extended Warranty operating income to Extended Warranty non-GAAP adjusted EBITDA are presented in the attached schedules.

Leased Real Estate

The Leased Real Estate contractually-fixed rental income was $3.3 million for the three months ended June 30, 2021 and 2020.

Leased Real Estate operating loss was ($2.3) million for the three months ended June 30, 2021 compared with operating income of $0.8 million for the three months ended June 30, 2020. The operating loss is primarily the result of a non-recurring $2.9 million non-cash expense recorded during the second quarter of 2021 to reverse an indemnification receivable that is recorded in other (expense) income in the consolidated statements of operations. This expense is offset by a tax benefit of $2.9 million that is recorded in the consolidated statements of operations. The decrease is also attributable to management fee expense of $0.2 million as a result of the settlement of CMC litigation.

As a result of the monetization explained above, future management fees have been prepaid and will be a non-cash expense going forward. See Note 27, “Commitments and Contingent Liabilities”, to our 2020 Annual Report on Form 10-K, for further information on the settlement.

About the Company

Kingsway is a holding company that owns or controls subsidiaries primarily in the extended warranty, asset management and real estate industries. The common shares of Kingsway are listed on the New York Stock Exchange under the trading symbol “KFS.”

Non U.S. GAAP Financial Measure

The Company believes that non-GAAP adjusted net income (loss) and non-GAAP adjusted EBITDA, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and enhances the overall ability to assess the Company’s financial performance. The Company uses non-GAAP adjusted net income (loss) and non-GAAP adjusted EBITDA, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Non-GAAP adjusted net income (loss) and non-GAAP adjusted EBITDA allow investors to make a more meaningful comparison between the Company’s core business operating results over different periods of time. The Company believes that non-GAAP adjusted net income (loss) and non-GAAP adjusted EBITDA, when viewed with the Company’s results under GAAP and the accompanying reconciliations, provide useful information about the Company’s business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by the factors listed in the attached schedules, the Company believes that non-GAAP adjusted net income (loss) and non-GAAP adjusted EBITDA can provide useful additional basis for comparing the current performance of the underlying operations being evaluated. Investors should consider these non GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. Investors are encouraged to review the Company's financial results prepared in accordance with GAAP to understand the Company's performance taking into account all relevant factors.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements; however, the absence of any such words does not mean that a statement is a not a forward-looking statement. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements, including as a result of the COVID 19 pandemic. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled “Risk Factors” in the Company’s 2020 Annual Report on Form 10-K and subsequent Form 10-Qs and Form 8-Ks filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information

Additional information about Kingsway, including a copy of its Annual Reports can be accessed on the EDGAR section of the U.S. Securities and Exchange Commission’s website at www.sec.gov, on the Canadian Securities Administrators’ website at www.sedar.com, or through the Company’s website at www.kingsway-financial.com.

Kingsway Financial Services Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	June 30, 2021	December 31, 2020
	(unaudited)
Assets
Investments:
Fixed maturities, at fair value (amortized cost of $21,470 and $20,488, respectively)	$21,602	$20,716
Equity investments, at fair value (cost of $1,147 and $1,157, respectively)	225	444
Limited liability investments	3,568	3,692
Limited liability investments, at fair value	20,362	32,811
Investments in private companies, at adjusted cost	790	790
Real estate investments, at fair value (cost of $10,225 and $10,225, respectively)	10,662	10,662
Other investments, at cost which approximates fair value	288	294
Short-term investments, at cost which approximates fair value	157	157
Total investments	57,654	69,566
Cash and cash equivalents	17,093	14,374
Restricted cash	27,540	30,571
Accrued investment income	900	757
Service fee receivable, net of allowance for doubtful accounts of $258 and $478, respectively	5,021	3,928
Other receivables, net of allowance for doubtful accounts of $201 and $201, respectively	14,144	16,323
Deferred acquisition costs, net	9,106	8,835
Property and equipment, net of accumulated depreciation of $26,557 and $24,441, respectively	93,376	95,015
Right-of-use asset	2,560	2,960
Goodwill	121,289	121,130
Intangible assets, net of accumulated amortization of $16,426 and $15,433, respectively	83,140	84,133
Other assets	15,668	4,882
Total Assets	$447,491	$452,474
Liabilities and Shareholders' Equity
Liabilities:
Accrued expenses and other liabilities	$40,671	$42,502
Income taxes payable	188	2,859
Deferred service fees	88,446	87,945
Unpaid loss and loss adjustment expenses	1,407	1,449
Bank loan	23,182	25,303
Notes payable	191,143	192,057
Subordinated debt, at fair value	58,218	50,928
Lease liability	2,814	3,213
Net deferred income tax liabilities	26,503	27,555
Total Liabilities	432,572	433,811
Redeemable Class A preferred stock, no par value; 1,000,000 and 1,000,000 authorized at June 30, 2021 and December 31, 2020, respectively; 182,876 and 182,876 issued and outstanding at June 30, 2021 and December 31, 2020, respectively; redemption amount of $6,828 and $6,658 at June 30, 2021 and December 31, 2020, respectively	6,828	6,504
Shareholders' Equity:
Common stock, no par value; 50,000,000 and 50,000,000 authorized at June 30, 2021 and December 31, 2020, respectively; 22,365,631 and 22,211,069 issued and outstanding at June 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	356,331	355,242
Treasury stock, at cost; 247,450 and 247,450 outstanding at June 30, 2021 and December 31, 2020, respectively	(492)	(492)
Accumulated deficit	(394,851)	(394,807)
Accumulated other comprehensive income	32,434	38,059
Shareholders' equity attributable to common shareholders	(6,578)	(1,998)
Noncontrolling interests in consolidated subsidiaries	14,669	14,157
Total Shareholders' Equity	8,091	12,159
Total Liabilities, Class A preferred stock and Shareholders' Equity	$447,491	$452,474

Kingsway Financial Services Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Revenues:

Service fee and commission revenue	$18,755	$10,438	$37,329	$21,624
Rental revenue	3,341	3,341	6,682	6,682
Total revenues	22,096	13,779	44,011	28,306
Operating expenses:
Claims authorized on vehicle service agreements	5,251	2,347	9,918	4,727
Loss and loss adjustment expenses	(4)	2	4	15
Commissions	1,576	1,279	3,080	2,582
Cost of services sold	952	347	1,932	750
General and administrative expenses	12,043	8,388	24,509	19,081
Leased real estate segment interest expense	1,500	1,491	2,968	2,990
Total operating expenses	21,318	13,854	42,411	30,145
Operating income (loss)	778	(75)	1,600	(1,839)
Other revenues (expenses), net:
Net investment income	403	681	824	1,400
Net realized gains	187	8	238	216
(Loss) gain on change in fair value of equity investments	(45)	489	(196)	(108)
Gain (loss) on change in fair value of limited liability investments, at fair value	731	(123)	529	1,776
Net change in unrealized loss on private company investments	—	—	—	(670)
Other-than-temporary impairment loss	—	—	—	(117)
Other (expenses) income	(2,741)	65	(2,634)	246
Interest expense not allocated to segments	(1,593)	(1,997)	(3,145)	(4,150)
Amortization of intangible assets	(496)	(573)	(993)	(1,147)
(Loss) gain on change in fair value of debt	(738)	(202)	(1,757)	2,443
Gain on extinguishment of debt	—	—	2,494	—
Total other expenses, net	(4,292)	(1,652)	(4,640)	(111)
Loss from continuing operations before income tax benefit	(3,514)	(1,727)	(3,040)	(1,950)
Income tax benefit	(3,258)	(300)	(3,683)	(130)
(Loss) income from continuing operations	(256)	(1,427)	643	(1,820)
Gain on disposal of discontinued operations, net of taxes	—	6	—	6
Net (loss) income	(256)	(1,421)	643	(1,814)
Less: net income attributable to noncontrolling interests in consolidated subsidiaries	428	108	687	829
Less: dividends on preferred stock	85	224	323	601
Net loss attributable to common shareholders	$(769)	$(1,753)	$(367)	$(3,244)
Loss per share – continuing operations:
Basic:	$(0.03)	$(0.08)	$(0.02)	$(0.15)
Diluted:	$(0.03)	$(0.08)	$(0.02)	$(0.15)
Earnings per share – discontinued operations:
Basic:	$—	$—	$—	$—
Diluted:	$—	$—	$—	$—
Loss per share – net loss attributable to common shareholders:
Basic:	$(0.03)	$(0.08)	$(0.02)	$(0.15)
Diluted:	$(0.03)	$(0.08)	$(0.02)	$(0.15)
Weighted-average shares outstanding (in ‘000s):
Basic:	22,366	22,211	22,292	22,140
Diluted:	22,366	22,211	22,292	22,140

Kingsway Financial Services Inc.

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Six months ended June 30,
	2021	2020
Cash provided by (used in):
Operating activities:
Net income (loss)	$643	$(1,814)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Gain on disposal of discontinued operations, net of taxes	—	(6)
Equity in net income of limited liability investments	(45)	(12)
Depreciation and amortization expense	3,138	3,335
Stock-based compensation expense, net of forfeitures	2,407	82
Net realized gains	(238)	(216)
Loss on change in fair value of equity investments	196	108
Gain on change in fair value of limited liability investments, at fair value	(529)	(1,776)
Net change in unrealized loss on private company investments	—	670
Loss (gain) on change in fair value of debt	1,757	(2,443)
Loss on change in fair value of derivatives	73	—
Deferred income taxes	(1,052)	(272)
Other-than-temporary impairment loss	—	117
Amortization of fixed maturities premiums and discounts	88	58
Amortization of notes payable premium, discounts and debt issue costs	(430)	(447)
Gain on extinguishment of debt	(2,494)	—
Changes in operating assets and liabilities:
Service fee receivable, net	(1,093)	118
Other receivables, net	2,179	1,776
Deferred acquisition costs, net	(271)	(146)
Other assets	(10,786)	62
Unpaid loss and loss adjustment expenses	(42)	(277)
Deferred service fees	501	(887)
Other, net	(5,510)	954
Net cash used in operating activities	(11,508)	(1,016)
Investing activities:
Proceeds from sales and maturities of fixed maturities	2,894	10,269
Proceeds from sales of equity investments	23	—
Purchases of fixed maturities	(3,952)	(7,405)
Net proceeds from limited liability investments	168	134
Net proceeds from limited liability investments, at fair value	13,188	77
Net proceeds from investments in private companies	89	60
Net proceeds from other investments	6	103
Net purchases of short-term investments	—	(2)
Acquisition of business, net of cash acquired	(50)	—
Net purchases of property and equipment	(506)	(105)
Net cash provided by investing activities	11,860	3,131
Financing activities:
Distributions to noncontrolling interest holders	(170)	(43)
Taxes paid related to net share settlements of restricted stock awards	(323)	(83)
Principal payments on bank loans	(2,161)	(687)
Principal proceeds from notes payable, net of debt issuance costs of $1,685 in 2021	13,270	2,858
Principal payments on notes payable	(11,280)	(2,012)
Net cash (used in) provided by financing activities	(664)	33
Net (decrease) increase in cash and cash equivalents and restricted cash	(312)	2,148
Cash and cash equivalents and restricted cash at beginning of period	44,945	25,661
Cash and cash equivalents and restricted cash at end of period	$44,633	$27,809

Kingsway Financial Services Inc.

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted Income (Loss)

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	6/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
GAAP Net (Loss) Income	$(2,957)	$(256)	$899	$(2,478)	$(1,124)

Non-GAAP Adjustments:
(Gain) Loss on sale of non-core investments (1)	(21)	(71)	-	(51)	101
Change in fair value of investments (2)	(3,903)	(686)	353	(2,193)	(1,377)
Change in fair value of debt (3)	3,027	738	1,019	767	503
Litigation expenses (5)	1,876	-	344	997	535
Acquisition and disposition related expenses (6)	377	-	-	238	139
Employee termination and recruiting expenses (7)	171	-	160	-	11
Stock-based compensation expense (8)	3,667	735	1,699	1,106	127
Extraordinary audit and audit-related expenses (10)	76	-	-	-	76
Loss on extinguishment of debt (11)	851	-	-	851	-
CMC Settlement (12)	958	-	(645)	1,603	-
Amortization expense	2,137	496	497	572	572
Total Non-GAAP Adjustments	9,216	1,212	3,427	3,890	687

Non-GAAP Adjusted Income (Loss) (13)	$6,259	$956	$4,326	$1,414	$(437)

	Twelve Months Ended	For the Three Months Ended
	6/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
GAAP Net Loss	$(8,919)	$(1,421)	$(393)	$(3,098)	$(4,006)

Non-GAAP Adjustments:
(Gain) Loss on sale of non-core investments (1)	(353)	-	(60)	-	(293)
Change in fair value of investments (2)	934	(366)	(632)	(1,803)	3,736
Change in fair value of debt (3)	(2,001)	202	(2,645)	1,052	(610)
Equity in net (gain) loss of investee (4)	(1)	-	-	(127)	126
Litigation expenses (5)	1,349	19	1,141	124	65
Acquisition and disposition related expenses (6)	58	-	35	-	23
Employee termination and recruiting expenses (7)	1,119	46	295	715	63
Stock-based compensation expense (8)	592	131	171	145	145
Net loss from discontinued operations, net of taxes (9)	1,538	(6)	-	1,544	-
Extraordinary audit and audit-related expenses (10)	1,203	305	390	149	359
Impairment of assets	117	-	117	-	-
Amortization expense	2,498	573	573	676	675
Total Non-GAAP Adjustments	7,053	904	(615)	2,475	4,289

Non-GAAP Adjusted (Loss) Income	$(1,866)	$(518)	$(1,009)	$(623)	$283

(1)

Represents realized gains and losses on the Company’s non-core investments. The Company has determined that realized gains and losses relating to its Argo investment fund are core to its strategic operations; therefore, Argo realized gains and losses have been removed from this line item, resulting in immaterial increases to prior period amounts.

(2)

The Company has investments in several entities that are not essential to the ongoing operations and strategy of the Company. The investments are recorded at fair value and changes to fair value are recorded as unrealized gains or losses.

	Twelve Months Ended	For the Three Months Ended
	6/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
(Gain) loss on change in fair value of limited liability investments, at fair value	$(2,798)	$(731)	$202	$(1,995)	$(274)
Net change in unrealized (gain) loss on private company investments	74	-	-	-	74
(Gain) loss on change in fair value of equity securities	(1,179)	45	151	(198)	(1,177)
Total	$(3,903)	$(686)	$353	$(2,193)	$(1,377)

	Twelve Months Ended	For the Three Months Ended
	6/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
(Gain) loss on change in fair value of limited liability investments, at fair value	$361	$123	$(1,899)	$(1,219)	$3,356
Net change in unrealized (gain) loss on private company investments	1,013	-	670	-	343
(Gain) loss on change in fair value of equity securities	(439)	(489)	597	(584)	37
Total	$935	$(366)	$(632)	$(1,803)	$3,736

(3)

The Company records its subordinated debt at fair value and changes to fair value (net of the portion of the change attributable to instrument-specific credit risk) are recorded as unrealized gains or losses.

(4)	Represents the Company's investment in the common stock of Itasca Capital Ltd. ("ICL"). The Company fully disposed of its investment in ICL during Q4 2019.

(5)	Legal expenses associated with the Company's defense against significant litigation matters.

(6)	Expenses related to legal, accounting and other expenses associated with completed and contemplated acquisitions and disposals.

(7)	Includes charges relating to severance and consulting agreements pertaining to former key employees. 2019 also includes key employee recruiting expenses.

(8)

Non-cash expense arising from the grant and modification of stock-based awards to employees. Q1 2021 includes new grants to certain officers of the Company, a portion of which vested upon grant. In Q4 2020, the Company modified an award previously granted to the President of one of its subsidiaries, resulting in additional non-cash compensation expense associated with the change in fair value of the award.

(9)

Includes losses relating to the October 2018 completed sale of the Mendota group of companies. Refer to Note 5, Disposal and Discontinued Operations, to the Company's 2020 Annual Report on Form 10-K for further information.

(10)	Extraordinary audit and audit-related expenses incurred as a result of the delayed filing of the 2018 and 2019 Kingsway audited financial statements and related quarterly filings.

(11)	Early termination fees and write-off of unamortized debt issuance costs and discount associated with the early extinguishment of the 2019 KWH loan as part of the Company's purchase of PWI.

(12)

In March 2021, DGI, TRT LeaseCo, LLC and various other entities affiliated with each of them entered into a settlement agreement with respect to such litigation and certain other matters ("CMC Settlement Agreement"). As part of the settlement, the Company made a one-time fee payment to DGI of which $1.6 million relates to rental income collected in periods prior to 2020. In 2021, the Company recorded a benefit related to the finalization of management fees and legal expenses associated with the settlement of CMC litigation.

(13)	Includes a benefit of $2.5 million and $0.4 million from PPP loan forgiveness for the three months ended March 31, 2021 and December 31, 2020, respectively.

Kingsway Financial Services Inc.

Reconciliation of Extended Warranty Segment Operating Income to Non-GAAP Adjusted EBITDA

and Pro Forma Non-GAAP Adjusted EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	6/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
GAAP Operating Income for Extended Warranty segment (1)	$12,378	$2,600	$5,309	$3,264	$1,205

Non-GAAP Adjustments:
Investment income (2)	236	42	43	51	100
Gain (loss) on sale of core investments (3)	39	1	12	(3)	29
Depreciation	234	53	12	112	58
Total Non-GAAP Adjustments	509	95	67	160	187

Non-GAAP adjusted EBITDA for Extended Warranty segment	$12,887	$2,695	$5,376	$3,424	$1,392
PWI operating income (4)	2,010	-	-	914	1,096
PWI depreciation (4)	43	-	-	30	13
Pro forma Non-GAAP adjusted EBITDA for Extended Warranty segment	$14,940	$2,695	$5,376	$4,368	$2,501

	Twelve Months Ended	For the Three Months Ended
	6/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
GAAP Operating Income for Extended Warranty segment (1)	$5,144	$1,285	$850	$1,431	$1,579

Non-GAAP Adjustments:
Investment income (2)	584	100	144	177	163
Gain (loss) on sale of core investments (3)	70	8	61	4	(3)
Impairment of assets	117	-	117	-	-
Depreciation	222	55	55	55	57
Total Non-GAAP Adjustments	993	163	377	236	217

Non-GAAP adjusted EBITDA for Extended Warranty segment	$6,137	$1,448	$1,227	$1,667	$1,796
PWI operating income (4)	4,997	2,214	1,250	1,086	447
PWI depreciation (4)	51	13	13	13	12
Pro forma Non-GAAP adjusted EBITDA for Extended Warranty segment	$11,186	$3,675	$2,490	$2,765	$2,255

(1)

Includes one month of PWI operating income for the three months ended December 31, 2020 and excludes PWI for prior periods. Excludes the impact of final purchase accounting adjustments for PWI, which will be completed in 2021. Also includes a benefit of $2.2 million and $0.4 million from PPP loan forgiveness for the three months ended March 31, 2021 and December 31, 2020, respectively.

(2)	Investment income arising as part of Extended Warranty segment’s minimum holding requirements

(3)	Realized Gains (losses) resulting from investments held in trust as part of Extended Warranty segment’s minimum holding requirements

(4)	Includes amounts related to PWI prior to acquisition (April 2019 through November 2020).